UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2023

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2023, the Board of Directors (the “Board”) of The Brink’s Company (the “Company”) approved changes to the Board’s leadership. Douglas A. Pertz will step down as Executive Chairman of the Board and will retire as a director as of the Company’s 2023 Annual Meeting of Shareholders, scheduled for May 5, 2023 (the “Annual Meeting”).

Mr. Pertz has been a director since 2016 and has served as Executive Chairman of the Board since 2022. He previously served as Chief Executive Officer and President of the Company from 2016 to 2022.

Item 7.01	Regulation FD Disclosure.

On February 17, 2023, in accordance with the recommendation of the Corporate Governance and Nominating Committee, the Board appointed Michael J. Herling, the current independent Lead Director, as the next Chairman of the Board, as of the Annual Meeting, subject to his re-election at the Annual Meeting. With Mr. Herling’s appointment, the Chairman of the Board will again be an independent director.

Mr. Herling joined the Board in 2009 and, from 2016 until 2022, he served as the independent Chairman of the Board. He has served as the Board’s Lead Director since the Company’s 2022 Annual Meeting of Shareholders.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: February 24, 2023	By:	/s/ Kurt B. McMaken
Kurt B. McMaken
Executive Vice President and Chief Financial Officer